EXHIBIT 77Q1

[Missing Graphic Reference]

April 1, 2008

Board of Directors
Eclipse Funds Inc.
51 Madison Avenue
New York, NY 10010

Re:            Expense Reimbursements

Dear Board of Directors:

(1)            This letter will confirm our intent that, in the event the annualized ratio of total ordinary operating expenses (excluding taxes, interest, litigation, dividends and interest expense on securities sold short (with respect to the 130/30 Funds) extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments and the fees and expenses of any other fund in which the Funds invest) to average daily net assets of each class of shares (the “Class”) for each of the series of Eclipse Funds Inc. (the “Funds”), calculated daily in accordance with generally accepted accounting principles consistently applied, exceeds the percentage set forth below, we will waive a portion of a Fund’s management fees or reimburse the expenses of the appropriate Class of a Fund in the amount of such excess, consistent with the method set forth in Section (4) below:

Fund/Class	Expense Limit

MainStay 130/30 Core Fund Investor Class Class A Class C Class I	1.60% 1.50% 2.35% 1.25%
MainStay 130/30 Growth Fund Investor Class Class A Class C Class I	1.60% 1.50% 2.35% 1.25%
MainStay 130/30 High Yield Fund Investor Class Class A Class C Class I	1.40% 1.30% 2.15% 1.05%
MainStay 130/30 International Fund Investor Class Class A Class C Class I	1.70% 1.60% 2.45% 1.35%
MainStay All Cap Growth Fund
Investor Class	1.64%
Class A	1.27%
Class B	2.39%
Class C	2.39%
Class I	0.93%

MainStay Cash Reserves Fund
Class I	0.50%
Sweep Class	1.00%

MainStay Conservative Allocation Fund
Investor Class	0.50%
Class A	0.50%
Class B	1.25%
Class C	1.25%
Class I	0.25%

MainStay Floating Rate Fund
Investor Class	1.25%
Class A	1.01%
Class B	2.00%
Class C	2.00%
Class I	0.90%

MainStay Growth Allocation Fund
Investor Class	0.50%
Class A	0.47%
Class B	1.25%
Class C	1.25%
Class I	0.25%

MainStay Growth Equity Fund
Investor Class	1.35%
Class A	1.25%
Class B	2.10%
Class C	2.10%
Class I	1.00%

MainStay Income Manager Fund
Investor Class	1.09%
Class A	0.99%
Class B	1.84%
Class C	1.84%
Class I	0.90%

MainStay Indexed Bond Fund
Investor Class	0.92%
Class A	0.82%
Class I	0.43%

MainStay Intermediate Term Bond Fund
Investor Class	1.20%
Class A	1.05%
Class B	1.95%
Class C	1.95%
Class I	0.70%

MainStay Large Cap Opportunity Fund
Class A	1.25%
Class B	2.00%
Class C	2.00%
Class I	1.00%

MainStay Moderate Allocation Fund
Investor Class	0.45%
Class A	0.45%
Class B	1.20%
Class C	1.20%
Class I	0.25%

MainStay Moderate Growth Allocation Fund
Investor Class	0.45%
Class A	0.43%
Class B	1.20%
Class C	1.20%
Class I	0.25%

#221240 v2 - EXPENSE LIMITATION AGREEMENT - EFI COMBINED - INVESTOR CLASS.doc

MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
         Investor Class
Class A
Class I
Class R1
Class R2
Class R3
0.475% 0.375% 0.125% 0.225% 0.475% 0.725%

MainStay Short Term Bond Fund
Investor Class	1.00%
Class A	0.90%
Class I	0.60%

MainStay S&P 500 Index Fund
Investor Class	0.60%
Class A	0.60%
Class I	0.30%

We authorize the Funds and their administrator to reduce our monthly management fees or reimburse the monthly expenses of the appropriate Class of a Fund to the extent necessary to effectuate the limitations stated in this Section (1), consistent with the method set forth in Section (4) below.  We authorize the Funds and their administrator to request funds from us as necessary to implement the limitations stated in this Section (1).  We will pay to the Fund or Class any such amounts, consistent with the method set forth in Section (4) below, promptly after receipt of such request.

(2)          Our undertaking to waive fees and reimburse expenses as stated above may not be terminated without prior approval of the Board of Directors.

(3)          The foregoing expense limitations supersede any prior agreement regarding expense limitations. Each expense limitation is an annual, not monthly, expense limitation, and is based on the fiscal years of the Funds. Consequently, if the amount of expenses accrued during a month is less than an expense limitation, the following shall apply: (i) we shall be reimbursed by the respective Class(es) in an amount equal to such difference, consistent with the method set forth in Section (4) below, but not in an amount in excess of any deductions and/or payments previously made during the year; and (ii) to the extent reimbursements are not made pursuant to Sub-Section (3)(i), the Class(es) shall establish a credit to be used in reducing deductions and/or payments which would otherwise be made in subsequent months of the year. We shall be entitled to recoupment from a Fund or Class of any fee waivers or expense reimbursements pursuant to this arrangement consistent with the method set forth in Section (4) below, if such action does not cause the Fund or Class to exceed existing expense limitations, and the recoupment is made within three years after the year in which NYLIM incurred the expense.

(4)          Any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of shares of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “18f-3 Plan”).  To this end, the benefit of any waiver or reimbursement of any management fee and any other “Fund Expense,” as such term is defined in the 18f-3 Plan, shall be allocated to all shares of the Fund based on net asset value, regardless of Class.

Generally, the expense caps set forth in this Agreement are effective as of April 1, 2008.  However, the expense caps for all Investor Class shares are effective as of February 28, 2008. This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that a Fund is deemed to have paid a preferential dividend.  In the event of any conflict between any other term of this Agreement and this Section (4), this Section (4) shall control.
*            *            *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Barry A. Schub

Name: Barry A. Schub

Title: Executive Vice President

     ACKNOWLEDGED:

     ECLIPSE FUNDS INC.

     By: /s/ Stephen P. Fisher            Stephen P. Fisher
                                                                             President